Sub-Item 77Q1(a):

Amended Schedule B, dated August 20, 2014, to the Declaration of Trust dated November 5, 2004. Incorporated herein by reference to the Registrant’s Registration Statement as filed with the Securities and Exchange Commission on August 22, 2014 (Accession Number 0001193125-14-318704).

Amended Schedule B, dated August 28, 2014, to the Declaration of Trust dated November 5, 2004. Incorporated herein by reference to the Registrant’s Registration Statement as filed with the Securities and Exchange Commission on August 28, 2014 (Accession Number 0001193125-14-325371).

Amended and Restated By-Laws, as of August 20, 2014. Incorporated herein by reference to the Registrant’s Registration Statement as filed with the Securities and Exchange Commission on August 27, 2014 (Accession Number 0001193125-14-323466).